                                                                   Exhibit 10.37

                                GTECH CORPORATION

                            AGREEMENT NO. 99240564004


                                 BY AND BETWEEN


                                GTECH CORPORATION

                                55 TECHNOLOGY WAY

                            WEST GREENWICH, RI 02817


                                       AND


                       TRANSACT TECHNOLOGIES INCORPORATED
                                       AND
                              MAGNETEC CORPORATION

                                  7 LASER LANE

                         WALLINGFORD, CONNECTICUT 06492


                               FOR THE PURCHASE OF

                               REFER TO SECTION 1

                        COMMENCEMENT DATE: JULY 14, 1999

                        TERM: Through December 31, 2004


     GTECH REPRESENTATIVES                        TRANSACT REPRESENTATIVES


     William Middlebrook___________            Bart Shuldman   ___________

     Corey Donnerstag      ________            John Cygielnik  ___________



                                      -1-
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                    GTECH CORPORATION OEM PURCHASE AGREEMENT

1.       TERMS AND CONDITIONS

         1.1      Definitions
                                                                          ------
         1.2      OEM Purchases
                                                                          ------
         1.3      No Minimum Commitment
                                                                          ------
         1.4      Exclusivity
                                                                          ------

2.       ORDERING

         2.1      Purchase Orders
                                                                          ------
         2.2      Priority Orders
                                                                          ------
         2.3      Provisioning Orders
                                                                          ------
         2.4      Lead Time
                                                                          ------
         2.5      Rescheduling
                                                                          ------
         2.6      Cancellation for Convenience
                                                                          ------
         2.7      Forecast
                                                                          ------

3.       SHIPPING, PACKAGING, DELIVERY

         3.1      F.O.B.; Title; Risk of Loss
                                                                          ------
         3.2      Shipment
                                                                          ------
         3.3      Packaging
                                                                          ------
         3.4      International Shipments
                                                                          ------
         3.5      Early Arrival
                                                                          ------

4.       PRICE

         4.1      Unit Prices
                                                                          ------
         4.2      Price Reduction on Spare Parts and Repairs
                                                                          ------
         4.3      Cost Savings
                                                                          ------

5.       PAYMENT

6.       TAXES AND DUTIES

7.       CHANGES

         7.1      Product Changes
                                                                          ------
         7.2      GTECH Changes
                                                                          ------
         7.3      Enhancements, Successor Products
                                                                          ------
         7.4      Modified Printer Design
                                                                          ------



                                      -2-
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8.       PRODUCT QUALITY AND RELIABILITY REQUIREMENTS

         8.1      VENDOR Survey
                                                                          ------
         8.2      Final Test and Inspection Data
                                                                          ------
         8.3      Test Equipment and Procedure Correlation
                                                                          ------
         8.4      Source Inspection
                                                                          ------
         8.5      Ship-To-Stock Program
                                                                          ------
         8.6      Failure Analysis and Corrective Action
                                                                          ------
         8.7      GTECH's Rights with Respect to Non-Conforming Goods
                                                                          ------

9.       INSURANCE

         9.1      VENDOR Insurance Coverage
                                                                          ------
         9.2      Workers Compensation and Employers Liability
                                                                          ------
         9.3      Automobile Liability
                                                                          ------
         9.4      Public Liability
                                                                          ------
         9.5      Umbrella Policy
                                                                          ------
         9.6      Crime Insurance
                                                                          ------
         9.7      Proof of Insurance
                                                                          ------

10.      INDEMNITY

11.      SPARE PARTS

         11.1     Recommended Spare Parts
                                                                          ------
         11.2     Non-Standard Parts
                                                                          ------
         11.3     Emergency Stock
                                                                          ------
         11.4     Spares Support
                                                                          ------
         11.5     Purchase of Spare Parts from Third Parties
                                                                          ------

12.      REPAIR SUPPORT

         12.1     Repair Orders
                                                                          ------
         12.2     International Repair and Support
                                                                          ------
         12.3     Failure Analysis
                                                                          ------
         12.4     Repair Capabilities
                                                                          ------
         12.5     Test Equipment
                                                                          ------
         12.6     Qualified VENDOR List
                                                                          ------
         12.7     Diagnostics
                                                                          ------
         12.8     Documentation
                                                                          ------

13.      TRAINING
                                                                          ------



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14.      WARRANTIES

         14.1     Product Compliance
                                                                          ------
         14.2     Authority
                                                                          ------
         14.3     Title; Infringement
                                                                          ------
         14.4     Conformance; Defects
                                                                          ------
         14.5     Freight Costs on Warranty Repairs
                                                                          ------
         14.6     Freight Charges on Non-Warranty
                                                                          ------
         14.7     Disclaimer of Warranties
                                                                          ------

15.      BAILMENT AGREEMENT

16.      TOOLING

         16.1     Ownership and Use
                                                                          ------
         16.2     Storage; Notice of Ownership
                                                                          ------

17.      FORCE MAJEURE

18.      CONFIDENTIALITY

         18.1     VENDOR
                                                                          ------
         18.2     GTECH
         18.3     Magnetec Printer and Modified Printer Designs
                                                                          ------
         18.4     Reverse Engineering
                                                                          ------
         18.5     Equitable Remedies
                                                                          ------

19.      PUBLIC ANNOUNCEMENTS
                                                                          ------
20.      NOTICES
                                                                          ------
21.      ASSIGNMENT
                                                                          ------
22.      TERM AND TERMINATION
                                                                          ------
         22.1     Term
                                                                          ------
         22.2     Termination;  By GTECH
                                                                          ------
         22.3     Termination;  By VENDOR
                                                                          ------
         22.4     Obligations of Termination
                                                                          ------
         22.5     Right of First Refusal
                                                                          ------

23.      CONFLICTING PROVISIONS
                                                                          ------
24.      MANUFACTURING RIGHTS
                                                                          ------
25.      MISCELLANEOUS
                                                                          ------



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ATTACHMENTS

1.     -      Product Specification
                                                                         -------
2.     -      Pricing
                                                                         -------
3.     -      Lead Time & Rescheduling
                                                                         -------
4.     -      Bailment Agreement
                                                                         -------
5.     -      Non-Warranty Repair Costs
                                                                         -------
6.     -      Manufacturing Rights
                                                                         -------
7.     -      GTECH Owned Tooling List
                                                                         -------

                AMENDED AND RESTATED GTECH OEM PURCHASE AGREEMENT

This Amended and Restated GTECH OEM PURCHASE AGREEMENT ("Agreement"), dated as of July 14, 1999 ("Effective Date"), is made by and between GTECH Corporation, Transact Technologies Incorporated and Magnetec Corporation. For the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend and restate that certain GTECH OEM PURCHASE AGREEMENT among the parties dated as of October 1, 1996, and amended and restated as of December 15, 1997, as follows:

This Agreement is made by and between GTECH CORPORATION, a Delaware corporation, with offices at 55 Technology Way, West Greenwich, RI 02817 ("GTECH") and TRANSACT TECHNOLOGIES INCORPORATED, a Delaware corporation, with offices at 7 Laser Lane, Wallingford, Connecticut 06492 and MAGNETEC CORPORATION, a Connecticut corporation, with offices at 7 Laser Lane, Wallingford, Connecticut 06492 ("Transact Technologies Incorporated and Magnetec Corporation are hereinafter referred to as "VENDOR"). This Agreement sets out the terms and conditions under which VENDOR will sell the Products and provide the Services described in this Agreement and Attachments to GTECH. Transact Technologies Incorporated and Magnetec Corporation are jointly and severally liable for all obligations of VENDOR hereunder.

1.       TERMS AND CONDITIONS

1.1      Definitions

         (a) Products. As used in this Agreement, "Products" means the products, as well as VENDOR's spare parts (including those provided pursuant to Section 11 of this Agreement), subassemblies, operating supplies, maintenance kits, and options, if any, produced in accordance with the specification attached hereto as Attachment 1 ("Specification") and any subsequent modifications authorized in accordance with the terms of this Agreement, including without limitation the Magnetec Printer, as defined in Section 1.1(d), and the Modified Printer, as defined in
         Section 1.1(e). Products include pre-approved VENDOR model numbers in conjunction with the specification.

         (b) Services. As used in this Agreement, "Services" means the ancillary services, if any, to be provided by VENDOR in accordance with the terms of this Agreement including without limitation, those services described in Section 12 and 13 of this Agreement.

         (c) ISYS Terminal. As used in this Agreement, "ISYS Terminal" refers to GTECH's ISYS lottery terminal and any substantially identical successor or derivative terminals. [For example, for purposes of this paragraph, the modification of the Tiffany terminal to the Spiffany terminal would be considered a substantially identical successor or derivative terminal; whereas the change from the Tiffany terminal to the ISYS terminal would not be considered a substantially identical successor or derivative terminal.]

         (d) Magnetec Printer. As used in this Agreement, "Magnetec Printer" refers to the existing 27-wire impact printer as produced and manufactured by VENDOR for GTECH under the

          October 1, 1996 OEM Agreement, as amended and restated on December 15, 1997, including all modifications previously agreed to by GTECH and VENDOR.

         (e) Modified Printer. As used in this Agreement, "Modified Printer" refers to the 27-wire impact printer with certain modifications to be designed by VENDOR in accordance with Section 7.4.

         (f) Initial Order. As used in this Agreement, "Initial Order" refers to the order which GTECH must place on or before September 1, 1999, for a minimum of * Magnetec Printers, as set forth in Attachments 2 and 3.

         (g) Memorandum of Understanding. As used in this Agreement, "Memorandum of Understanding" means the Memorandum of Understanding executed among GTECH and VENDOR, dated July 12, 1999.

1.2 OEM Purchases. GTECH represents that the Products purchased under this Agreement are intended primarily for resale, rental or lease directly and indirectly to GTECH's customers under trademarks and trade names selected by GTECH for use in conjunction with GTECH systems or with other value added by GTECH, its subsidiaries or its distributors. Products may also be used by GTECH and its subsidiaries for their internal use.

1.3 No Minimum Commitment. Except as set forth in Attachments 2 and 3, unless otherwise specified, there is no minimum quantity of purchases under this Agreement. VENDOR will furnish Products and Services on an as-ordered basis. Notwithstanding any other provision of this Agreement to the contrary, GTECH hereby agrees to purchase from VENDOR the minimum number of Products set forth on the schedule of firm fixed deliveries provided in Attachments 2 and 3 of this Agreement. GTECH's agreement to purchase such Products is a non-cancelable order for the total number of units set forth in Attachments 2 and 3, to be delivered on the same schedule as set forth thereon, subject only to GTECH's right to accelerate, all in accordance with the terms and conditions of this Agreement, unmodified by any purchase order issued hereunder.

1.4      Exclusivity.  During the term of this Agreement,
         (a) VENDOR shall be GTECH's exclusive supplier of a 27-wire impact printer for the ISYS Terminal, and for the Altura terminal to the extent GTECH elects to use a 27-wire impact printer in the Altura terminal;

         (b) GTECH shall neither use the VENDOR's printer technology (except in connection with this Agreement) nor manufacture or alternate source any 27-wire impact printer for the terminals described in 1.4(a); and

         (c) VENDOR shall not manufacture or supply 27-wire impact printers, directly or indirectly, to any competitor of GTECH in the lottery industry for their use in competition with GTECH in the lottery industry.

*Confidential treatment requested.

         (d) It is expressly understood and agreed that, except as provided in Sections 1.4(a), 1.4(b), and 11, GTECH may itself manufacture any other products and services and/or procure any other products and services from other sources.

2.       ORDERING

2.1 Purchase Orders. All purchases under this Agreement will be made under purchase orders referencing this Agreement issued by GTECH or by any subsidiary or affiliate of GTECH. Purchase Orders will be deemed accepted by VENDOR unless rejected in writing by VENDOR specifying the reasons for rejection within fourteen (14) calendar days after receipt of the Purchase Order. Purchase orders may be rejected by VENDOR only if a Purchase Order does not comply with the terms and conditions of this Agreement or proposes new or additional terms that are not acceptable to VENDOR. Any purchase order issued in connection with the non-cancelable order set forth in Attachment 3 shall not add any new or different terms or otherwise propose to modify or amend to this Agreement with respect to such order.

2.2 Priority Orders. GTECH Purchase Orders for spare parts identified as "Priority Orders" shall be shipped within twenty-four (24) hours after receipt by VENDOR's Customer Service Division. In the event that Products ordered within the Normal Lead Time are overdue for delivery to GTECH , VENDOR shall ship Product to GTECH at no additional cost to GTECH, and any premium freight charges shall be prepaid by, and borne by VENDOR. To the extent that VENDOR or its suppliers are not presently in possession of the tooling necessary to make a part or an assembly for the Product, VENDOR's obligations in this section will be suspended until that tooling is returned to VENDOR or its suppliers.

2.3 Provisioning Orders. GTECH Purchase Orders for spare parts identified as "Provisioning Orders" shall be shipped within twenty (20) days after receipt by VENDOR. Provisioning Orders shall not be decremented by placement of any Priority Orders, unless expressly requested by GTECH. To the extent that VENDOR or its suppliers are not presently in possession of the tooling necessary to make a part or an assembly for the Product, VENDOR's obligations in this section will be suspended until that tooling is returned to VENDOR or its suppliers.

2.4 Lead Time. Subject to GTECH's right to accelerate described in Attachment 3, unless otherwise agreed in writing, Products or Services will be delivered on the schedule set forth in Attachment 3. If GTECH requests delivery with less than Normal Lead Time to meet a special requirement, including the replacement of Products lost or damaged in shipment, VENDOR will use its best efforts to expedite delivery; including, without limitation, giving GTECH first priority with respect to all Products in stock or on order, provided however, that GTECH shall not pay any additional charges or costs for expediting unless such charges or costs have been accepted in writing by GTECH.

2.5 Rescheduling. GTECH may reschedule delivery of any Product or Service by written notice to VENDOR at any time before the delivery date specified in the applicable Purchase Order as specified in Attachments 2 and 3 only with approval of VENDOR, which approval shall not be unreasonably withheld.

2.6 Cancellation for Convenience. Except as provided in Attachments 2 and 3, GTECH may cancel any or all Purchase Orders or part thereof at any time prior to the scheduled delivery date. In the event of cancellation with respect to customized GTECH-specific Products which cannot be resold, GTECH and VENDOR will negotiate a reasonable cancellation charge based on VENDOR's cost, as supported by proper documentation, to be paid to VENDOR as liquidated damages as GTECH's sole obligation and VENDOR 's sole remedy. In no event shall such cancellation charges exceed the amount specified in Attachment 2, 2A1, 2A2, and 2A3, Pricing.

2.7 Forecast. Any forecast is provided as a good faith estimate of GTECH's anticipated requirements for Products for the periods indicated based on current market conditions and does not constitute a commitment to purchase any quantity of Products or Services.

3.       SHIPPING, PACKAGING, AND DELIVERY

3.1 F.O.B., Title, Risk of Loss. Unless otherwise agreed, deliveries of Products will be made F.O.B. VENDOR's dock, continental U.S. facility. Subject to proper packaging, title and risk of loss shall pass to GTECH upon proper tender of the Products to the carrier. VENDOR will provide proof of delivery upon request, provided that such request is made within one hundred fifty (150) days of shipment by VENDOR, and will provide reasonable assistance to GTECH at no charge in any claim GTECH may make against a carrier or insurer for misdelivery, loss or damage to Products after title has passed to GTECH.

3.2 Shipment. VENDOR will ship Product in accordance with GTECH's instructions if a delivery date is specified in the purchase order. In the absence of any other instructions, Products will be shipped by common carrier commercial land freight for delivery in the continental United States and by ocean freight for deliveries elsewhere, insurance and shipping charges collect.

3.3 Packaging. VENDOR shall affix to the outside of each shipment a list of contents, including serial numbers, to allow for review of contents upon receipt. Products shall be packaged in accordance with any special instructions in Attachment 1. Where no special instructions for packaging is provided, GTECH's general packaging specification , Attachment 1, (or current version supplied to VENDOR) shall be used.

3.4 International Shipments. If GTECH specifies delivery for international shipment by GTECH or GTECH's freight forwarder, VENDOR will be responsible for obtaining any necessary U.S. Department of Commerce export licenses, permits or approvals. GTECH will be responsible for any licenses, permits or approvals of the country of import.

3.5 Early Arrival. GTECH reserves the right to reject Products arriving at GTECH's facilities more than five (5) days before the delivery date if one is specified in the Purchase Order.

4.       PRICE

4.1 Unit Prices. The prices for Products, Services, (if separately priced) operating supplies, maintenance kits, and spare parts under this Agreement will be as specified in Attachment 2, 2A1, 2A2, and 2A3. Unless otherwise stated in Attachment 2, 2A1, 2A2, and 2A3, the prices and pricing formulas in Attachment 2, 2A1, 2A2, and 2A3 will remain in effect for the Term of the Agreement and any extensions. GTECH international subsidiaries may purchase Products under the same conditions as in Attachment 2, 2A1, 2A2, and 2A3 in US Dollars.

4.2 Price Reductions on Spare Parts and Repairs. In the event of a price reduction on the Product covered under this Agreement, VENDOR agrees to reduce the list price of that component, the component as a spare part, and repairs as related to that component. The price reduction will apply to all Purchase Orders for spare parts and repairs which are scheduled for delivery no less than thirty (30) days after the effective date of the price reduction.

4.3 Cost Savings. As set forth in Attachment 2, GTECH and VENDOR shall seek ways to reduce the costs of producing the Magnetec Printer, the Modified Printer, and spare parts for those printers and will share equally the benefits generated by such efforts.

5.       PAYMENT

         VENDOR may issue invoices no earlier than the shipping date of the Products or Services. Payment will be made * in US dollars of receipt of proper invoices. Payment shall not constitute acceptance on non-conforming Products. For repair of Products at international locations, term of payment will be *.

6.       TAXES AND DUTIES

         GTECH will pay as a separately invoiced item only such sales, use, value-added or similar tax listed therein (all other taxes are excluded, including, without limitation, taxes based upon VENDOR's net income), lawfully imposed on the sale of the Products or provision of Services to GTECH. Taxes, duties or like charges imposed on the Products after title has passed to GTECH will be paid by GTECH unless such charges are the result of a trade sanction imposed on VENDOR's Products, as specified in Section 22.2, below. In lieu of taxes, GTECH may furnish to VENDOR a tax exemption certificate. VENDOR agrees to provide reasonable assistance to GTECH, without charge, in any proceeding for the refund or abatement of any taxes GTECH is required to pay under this Section 6.

7.       CHANGES

7.1 Product Changes. VENDOR shall submit evaluation samples of all Product changes that affect form, fit, function, maintainability, reparability, reliability or appearance before such changes are implemented. VENDOR shall forward one (1) copy of all requests to make the changes generally described above to: GTECH CORPORATION, 55 Technology Way, West Greenwich, RI 02817, Attention: Purchasing Agent. GTECH may, at its option, decline to have such changes incorporated into the Products. Proposed changes will not be incorporated into the Products until accepted in writing by GTECH. In no event will GTECH ever be deemed to have accepted any change in the price or delivery schedule without its prior written consent.

7.2 GTECH Changes. GTECH may request changes in the Products at any time or times during

*Confidential treatment requested.

         the term of this Agreement. If such changes in the Products will require changes in the prices and/or delivery schedule, VENDOR must respond promptly with a written change proposal setting forth the changes in prices and/or delivery schedule. Such proposal, when signed by an authorized representative of GTECH, will become part of this Agreement. Should VENDOR question the benefits of any such change requested by GTECH, VENDOR shall have the right to present its concerns to GTECH, and GTECH shall consider those concerns before such change is implemented by VENDOR. If VENDOR cannot respond within thirty (30) days, VENDOR must provide, within a thirty (30) day period written explanation to GTECH as to why they cannot and notify GTECH as to when they can. If VENDOR does not respond with a written communication within thirty (30) days after receipt of GTECH's request, such changes will be implemented without any alternation in the price and/or delivery schedule. Such changes, so long as they have not previously been implemented anywhere by VENDOR, are and shall remain the property of GTECH, and VENDOR may not use such changes or disclose them to others without the prior written consent of GTECH.

7.3 Enhancements, Successor Products. If during the term of this Agreement, VENDOR offers improvements, options, additional functionality or other enhancements to the Products not available at the time this Agreement is signed ("Enhancements") or other products which substantially replace the Products ("Successor Products"), VENDOR will offer such Enhancements and/or Successor Products to GTECH at prices that do not exceed those charged to any other customer of VENDOR purchasing * quantities of such Enhancements or Successor Products. If GTECH elects, in writing, to purchase such Successor Products or Enhancements, the Enhanced Products or Successor Products as the case may be, will be substituted to make up the balance of any committed quantity under this Agreement. In any event, GTECH may, at its option, elect to continue to purchase Products as originally specified for the balance of the then current ordering period.

7.4 Modified Printer Design. All changes relating to the design and manufacture of the Modified Printer are governed by this section and Sections 7.1, 7.2, and 7.3 are inapplicable to those changes. GTECH and VENDOR will work together to complete the design and production process for the Modified Printer. As soon as practicable after execution of this Agreement, GTECH will provide VENDOR with documentation and other information used by GTECH to manufacture the Modified Printer, and any other information which will assist VENDOR in the design of the Modified Printer. With the assistance and collaboration of GTECH, VENDOR will prepare full and complete schematic diagrams, assembly drawings, and structured Bills of Material for the Modified Printer. The parties will use their best efforts to produce the Modified Printer as soon as is reasonably practicable, after final approval by GTECH and VENDOR of the Modified Printer design and satisfactory completion of the full life test. VENDOR shall fill orders after the Initial Order with Modified Printers, provided that the modified design has been approved prior to the placement of such order and production of the modified design can be reasonably accomplished by January 1 of the following year. Any tooling necessary to manufacture the Modified Printer is to be paid for and will be owned by GTECH. In the event GTECH and VENDOR have finally approved and tested the modified design, and GTECH desires to place an order of Modified Printers for delivery starting before January 1 of the following year, GTECH and VENDOR agree that

*Confidential treatment requested.

         such an order may be placed for level-loaded delivery over a fifty (50) week period beginning before January 1, so long as GTECH places such order in the minimum quantities contained in Attachment 2 at least ninety (90) days in advance of the first delivery of Modified Printers.

8.       QUALITY AND RELIABILITY REQUIREMENTS

         GTECH requires that the VENDOR have in place at its manufacturing facility or facilities, adequate quality and reliability safeguards to ensure that all Product shipped to GTECH meets or exceeds all parameters called forth in the product specification, Attachment 1, and that the Product is not subject to any infant mortality.

8.1 VENDOR Survey. The VENDOR will allow GTECH to perform a VENDOR survey at the VENDOR's facility or facilities. This survey will include, but is not limited to, an audit of the manufacturing process, inspect standing inventory, reviewing the inventory yielded at each inspection and test point in the manufacturing process, and review of the standing on-going reliability test data.

8.2 Final Test and Inspection Data. The VENDOR will make final test and inspection data (yield information), and on-going reliability test data available at the request of GTECH throughout the life of the Product.

8.3 Test Equipment and Procedure Correlation. The test equipment and procedures used in the VENDOR's final inspection and test, will correlate with the test equipment and procedures used by GTECH; if correlation is not achieved within thirty (30) days after notification of non correlation by GTECH, the VENDOR agrees to obtain additional test equipment and/or develop procedures at no cost to GTECH which are capable of correlation. Said test equipment and procedures will be mutually agreed upon by both the VENDOR and GTECH Test Engineering, Procurement Quality and Purchasing. GTECH remains responsible for all supplied software and VENDOR is responsible for implementing the updated software supplied by GTECH.

8.4 Source Inspection. The VENDOR will allow GTECH ( or its representatives) to perform source inspection at their facility (or facilities), using mutually agreed upon test equipment and procedures. To do this in a timely fashion, the VENDOR will notify GTECH (or its representative) that source inspection is available at least one week prior to the requested source inspection date. Source inspection activity will continue, at the discretion of GTECH Procurement Quality Organization, throughout the life of the Product, or until such time as the product meets or exceeds all requirements of the GTECH Ship-To-Stock program.

8.5 Ship-To-Stock Program. The VENDOR will participate in the GTECH Ship-To-Stock program. This program requires that the VENDOR's product achieve a quality level sufficient for Ship-To-Stock status (minimum of 98% AQL) for a consecutive ninety (90) day period of shipment to GTECH. If, due to the VENDOR's inability to meet the Ship-To-Stock criteria, GTECH OEM Purchasing, with approval by VENDOR, said approval not unreasonably to be withheld, may recover all reasonable costs associated with continued unacceptable quality by taking a credit against the purchase price of the Products.

8.6 Failure Analysis and Corrective Actions. The VENDOR agrees to supply, within fifteen (15) calendar days, written failure analysis and corrective actions for any in warranty devices failing to meet any and all form, fit, function, quality or reliability requirements called out in the product specification.

8.7 GTECH's Rights with Respect to Non-Conforming Goods. The testing procedures available to GTECH are discretionary and not mandatory. In the event GTECH chooses not to perform any or some portion of such testing, or such testing would not reasonably reveal a non conformance in the Products, GTECH reserves its right under the, and subject to, Uniform Commercial Code to reject any shipment of Products and to have VENDOR repair such Products at GTECH's facility or to immediately ship such Products back to VENDOR for repair and reshipment to GTECH in timely fashion at VENDOR's expense.

9.       INSURANCE

9.1 VENDOR Insurance Coverage. VENDOR shall purchase and maintain throughout the life of this agreement, such insurance as will protect it and GTECH from claims set forth below which may arise out of or result from the VENDOR's operations under this Agreement whether such operations be by it or by any subcontractor or by anyone for whose acts any of them may be liable. VENDOR shall cause GTECH to be an additional insured under all coverages except Worker's Compensation. Appropriate endorsements will be attached to state that the VENDOR's policy will be primary to any other policies that may be in effect.

9.2 Workers Compensation and Employers Liability. VENDOR shall obtain Workers Compensation Insurance as required by statute, and if applicable contractors liability under the Federal Longshoremen and Harbor Workers Act. Employers liability coverage shall be in an amount of no less than $500,000. VENDOR shall provide to or require workers' compensation coverage, as required by statute, of any and all subcontractors who are associated with any work for GTECH.

9.3 Automobile Liability. Policies should provide a minimum combined single limit of $1,000,000 for each occurrence of bodily injury and property damage.

9.4 Public Liability. Policies will provide a minimum of $1,000,000 per occurrence for bodily injury and property damage, endorsed at a minimum with the following coverages:

         -        Products and completed operations to the policy limits;
         -        Fire Legal Liability to policy limits;
         -        Blanket Contractual Liability to policy limits;
         -        Independent contractors inclusion to policy limits;
         - Personal injury or the equivalent as provided by a Broad form Comprehensive general Liability Policy.

9.5 Umbrella Policy. An umbrella policy with limits of no less than $5,000,000 will be in place and will include all the above listed primary policies.

9.6 Crime Insurance. A Crime Insurance (Fidelity Bond) policy in the amount of $500,000 that will pay on behalf of the contractor to GTECH for losses caused by the dishonest acts of the

         VENDOR or his employees, agents, or designees.

9.7 Proof of Insurance. Evidence of said insurance will be in the form of a certificate of insurance and will be provided within ten (10) days from the date of this agreement. Notification to

         GTECH will occur within fifteen (15) days of any cancellation or material change in coverage. In the event of a failure to furnish such proof or the cancellation or material change of such insurance, without prejudice to any other remedy GTECH may have, GTECH may terminate this agreement, or at its option, charge the cost of required insurance to the VENDOR. Coverage will be in effect with Insurance carriers licensed to do business in any state that the VENDOR will perform its services and will be rated no less than A by the AM Best Company. All Certificates of Insurance are to be forwarded to: GTECH Corporation, 55 Technology Way, West Greenwich, RI 02817, ATTN: Risk Management Department.

10.      INDEMNITY

         In addition to, and not in limitation of, any other indemnifications, warranties and covenants set forth herein, VENDOR hereby agrees to indemnify and hold GTECH harmless with respect to any and all costs, expenses and liability, including without limitation reasonable Attorney's fees, arising out of any claim or action based on a failure of the Products or Services to meet the specifications set forth herein, or the failure of the VENDOR to meet any of its obligations hereunder. This indemnity does not include any components of the Products supplied by GTECH to VENDOR, including the docking slide, circuit boards, software and Axiohm printhead.

         VENDOR shall defend, indemnify and hold GTECH, GTECH's subsidiaries, affiliates, distributors and customers harmless from any and all costs, expenses and liability, including reasonable attorney's fees, arising out of any claim or action based on actual or alleged infringement by the Products or any patent, copyright, trade secret or other proprietary interest associated therewith. GTECH shall give VENDOR prompt notice of any claim or action and shall provide reasonable assistance to VENDOR, at VENDOR'S expense, in defending any such claim or action. If an injunction is issued which prohibits the use or sale of the Products by reason of any matter covered by this Section 10, then VENDOR shall, at its expense, either: (a) procure for GTECH and its customers the right to continue using the Products; (b) modify the Products so they become non-infringing; (c) substitute equivalent non-infringing products; or, (d) if neither (a) through (c) are reasonably available, GTECH may return the Products to VENDOR and VENDOR will refund the purchase price to GTECH less depreciation based upon the straight line method and a product life of five (5) years.

         Notwithstanding the foregoing, VENDOR shall have no liability to GTECH for actual or claimed infringement arising out of: (a) compliance with detail designs, plans or specifications furnished by GTECH unless such infringement would arise independent of such designs, plans or specifications; (b) use of the Products in combination with other equipment or software not reasonably contemplated by VENDOR; or, (c) use of the Products in any process not reasonably contemplated by VENDOR. VENDOR acknowledges that the Specification attached to this Agreement is not a "specification" which excuses VENDOR from performing its obligations hereunder.

         GTECH shall defend, indemnify and hold VENDOR, VENDOR's subsidiaries, affiliates, distributors and customers harmless from any and all costs, expenses and liability, including reasonable attorney's fees, arising out of any claim or action based on actual or alleged infringement by any component of the Products provided to VENDOR by GTECH under this Agreement or any patent, copyright, trade secret or other proprietary interest associated therewith. VENDOR shall give GTECH prompt notice of any claim or action and shall provide reasonable assistance to GTECH, at GTECH's expense, in defending any such claim or action. If an injunction is issued which prohibits the use or sale of the Products by reason of any matter covered by this paragraph of Section 10, then GTECH shall, at is expense, either: (a) procure for VENDOR the right to continue using such components of the Products; (b) modify such components so they become non-infringing; or (c) substitute equivalent non-infringing components of the Products.

         The terms and conditions of this Section 10 shall survive the expiration or termination of this Agreement for any reason whatsoever.

11.      SPARE PARTS

11.1 Recommended Spare Parts.(see Attachment 2A1 and 2A2). VENDOR has provided a Recommended Spare Parts List ("RSL"), attached as Attachment 2A1 and 2A2 to this Agreement, for all Products, except the Modified Printer, covered by this Agreement. The RSL shall include all parts and assemblies necessary to repair and maintain the Products purchased under this Agreement. A separate RSL shall be supplied for each product model or configuration, identifying all common parts. Within a reasonable time after completion of the approved design of the Modified Printer, VENDOR shall provide GTECH a recommended spare parts list for the Modified Printer.

11.2 Non-Standard Parts. If the Product contains a part not readily available in the marketplace, VENDOR shall make such part available to GTECH in accordance with Section 11.4.

11.3 Emergency Stock. VENDOR shall maintain an adequate supply of the spare parts identified in Attachment 2A1 at its facility to support Priority Orders, as described in Section 2.2.

11.4 Spares Support. VENDOR shall make all spare parts including Non-Standard Parts as described in Section 11.2 above, available during the term of this Agreement and for a period of five (5) years thereafter. In the event VENDOR is unable to fill GTECH's Purchase Orders in a reasonable time, VENDOR shall make available, at no charge to GTECH, VENDOR 's manufacturing drawings and specifications, list of suppliers, and information necessary to purchase and/or manufacture all parts and/or assemblies or subassemblies for the parts which are not available from the VENDOR, and VENDOR shall be liable for the difference between GTECH's cost of manufacture and VENDOR's sales price.

11.5 Purchase of Spare Parts from Third Parties. GTECH may purchase spare parts from third parties except the cutter, the VENDOR's printhead, and those parts manufactured from the tooling identified in Attachment 7 to this Agreement.

12.      REPAIR SUPPORT

12.1 Repair Orders. In addition to VENDOR's obligations under Section 14, VENDOR agrees to repair all out of warranty failures within * from the receipt of the Product,


* Confidential treatment requested
         or else replace such Product within forty (40) calendar days with new Product which shall conform to the Product Specification, Attachment 1.

12.2 International Repair and Support. VENDOR shall identify international locations, as required, for the repair and support of the Product and subassemblies. In the event that these international locations are not available, GTECH may then be contracted to perform International Repair and Support.

         If GTECH is contracted for International Repair and Support, VENDOR shall provide GTECH with the necessary training to certify a technician(s) to perform in-warranty repairs on the VENDOR's behalf during the warranty period. However, these charges will not extend past twelve (12) months after the printer is installed in an on-line application. VENDOR shall be responsible for all costs associated for the training of these technician(s). In addition, VENDOR agrees to reimburse GTECH for the technician's salary every three (3) months, based on the following formula:

         *

         The above formula may be renegotiated on or before December 31, 1999 based upon actual in-warranty repair failure data.

         VENDOR shall maintain an adequate supply of spare parts at each of the GTECH location(s) contracted to support in-warranty repairs. VENDOR will also provide and maintain all necessary test fixtures, diagnostics and test procedures at each of these locations for the warranty period. At the end of the warranty period, GTECH may purchase the test fixtures and spare parts from the VENDOR per Attachments 2A1, 2A2 and 2A3.

         In the event that the VENDOR's certified technician(s) is not able to repair or render the Product operational, defective units will be returned to VENDOR's Connecticut facility for repair, or replacement, at VENDOR's expense.

12.3 Failure Analysis. VENDOR shall provide a failure analysis on each Product which is returned for repair under warranty. On serialized Products repair data shall be provided for each serialized unit returned. VENDOR shall provide general failure data on out of warranty returns.

12.4 Repair Capabilities. GTECH reserves the right to repair any of the assemblies, subassemblies, or other items comprising the Product purchased under this Agreement. VENDOR will supply GTECH with the necessary support to repair the Product, including the information listed under Sections 12.4, 12.5, 12.6, 12.7 and 12.8.


* Confidential treatment requested

12.5     Test Equipment. VENDOR shall make available to GTECH (per Attachment
         2A3), upon written request by GTECH, any test procedures, special tools, jigs, fixtures, diagnostics, programs, test equipment or supplies necessary to repair the unit, any of the assemblies, subassemblies, piece parts, components, or other items comprising the Product purchased under this Agreement to component level.

12.6 Qualified Vendor List. VENDOR shall supply GTECH a qualified Vendor list ("QVL") for standard components used in the Products purchased under this Agreement. This QVL shall include the manufacturers and vendors along with the corresponding part numbers for standard components used in the Product, any of the assemblies, subassemblies, piece parts, components, or other items comprising the Products purchased under this Agreement. Updates to this list shall be forwarded to GTECH CORPORATION, 55 Technology Way, West Greenwich, RI 02817,
         Attention: Procurement Agent Responsible for Commodity.

12.7 Diagnostics. VENDOR shall provide to GTECH all applicable diagnostics, test programs and test routines, necessary to repair to component level, the unit, any of the assemblies, subassemblies, piece parts, components, or other items comprising the Products purchased under this Agreement.

12.8 Documentation. In consideration of the purchase of Products under this Agreement, and at no additional cost, VENDOR hereby grants onto GTECH the right to use, reprint, and distribute VENDOR's Product manuals and documentation ("Documentation"), including but not limited to user's manuals, schematics, maintenance, theory of operation and troubleshooting guides, and any other Documentation that VENDOR shall make available during the Term of this Agreement. Upon request, VENDOR shall provide camera ready copies of the Documentation to GTECH at no additional charge. GTECH agrees to display copyright notices in accordance with VENDOR 's reasonable written instructions.

13.      TRAINING

         GTECH may schedule five (5) students per quarter in VENDOR's training classes to be held at GTECH World Headquarters, 55 Technology Way, West Greenwich, RI, or at VENDOR's facility at 7 Laser Lane, Wallingford, CT, during the term of this agreement. A minimum of one (1) of the training classes will include component level training to enable GTECH to repair to a component level, the unit, any of the assemblies, subassemblies, or other items comprising the products purchased under this agreement. GTECH agrees to pay a $65.00 per hour trainer charge.

14.      WARRANTIES

14.1 Product Compliance. VENDOR represents and warrants that all Products delivered to GTECH under this Agreement, with the exception of components of the Products supplied by GTECH, will comply with applicable UL, CSA, TUV, CE and VDE standards and will comply with the applicable FCC and CISPR rules for the type of Product involved, including type acceptance or certification where required. VENDOR will obtain and maintain at its own expense all applicable listings, certifications and approvals in VENDOR's name. VENDOR will provide all necessary information and assistance to GTECH with respect to listings, certifications and approvals that are required to be in GTECH's name.

14.2 Authority. VENDOR warrants that: (a) it has the right to enter into this Agreement; (b) all necessary actions, corporate and otherwise, have been taken to authorize the execution and delivery of this Agreement and the same is the valid and binding obligation of VENDOR;
         (c) all licenses, consents and approvals necessary to carry out all of the transactions contemplated in this Agreement have been obtained by VENDOR; and, (d) VENDOR's performance of this Agreement will not violate the terms of any license contract, note or other obligation to which VENDOR is a party.

14.3 Title; Infringement. (a) VENDOR warrants that: (i) it has and shall pass to GTECH good title to the Products free and clear of all liens and encumbrances; (ii) the Products do not infringe any patent, trademark or copyright or otherwise violate the rights of any third party; (iii) no claim or action is pending or threatened against VENDOR or, to VENDOR 's knowledge, against any licenser or supplier of VENDOR that would adversely affect the right of GTECH or any customer of GTECH to use the Products for their intended use.

         (b) GTECH warrants that: (i) it has and shall pass to VENDOR good title to any components of the Products that it provides to VENDOR under this Agreement free and clear of all liens and encumbrances; (ii) such components of the Products do not infringe any patent, trademark or copyright or otherwise violate the rights of any third party; and (iii) no claim or action is pending or threatened against GTECH as regards any such components or, to GTECH's knowledge, against any licenser or supplier of such components to GTECH that would adversely affect the right of VENDOR to use such components as required under this Agreement.

14.4 Conformance; Defects. Unless otherwise specified in Attachment 1, VENDOR warrants that the Products will: (a) be new; (b) conform to the Specification; (c) be free from defects in materials and workmanship for a period of fifteen (15) months from date GTECH ships to customer. Excluded for this warranty are components of the Products supplied by GTECH, including the docking slide, circuit boards, software and Axiohm printhead. Beginning January 1, 2000, GTECH will supply VENDOR on a quarterly basis with a list of the Products shipped to its customers, the date of shipment, and the corresponding serial numbers, of Products shipped during the previous quarter. In the event that GTECH's quarterly notice omits a Product shipped during the previous quarter, VENDOR's warranty obligation (as to the omitted Product) shall not extend beyond eighteen (18) months from the date of shipment from VENDOR's facility to GTECH. Upon written notice from GTECH of a Product or part that fails to meet the foregoing warranty, VENDOR will promptly repair or replace such Products(s) within ten (10) days of receipt by VENDOR of the failed or non-conforming Product or spare part.

14.5 *. All Products returned to VENDOR for repair under warranty shall be shipped, FOB GTECH's designated repair facility, * to VENDOR. VENDOR shall return all Product repaired under warranty, FOB GTECH's designated stocking facility *.

*  Confidential treatment requested

14.6 Freight Charges on Non-Warranty Repairs. Freight charges directly associated with the repair of non-warranty products and/or spare parts shall be borne by GTECH provided VENDOR uses a GTECH designated carrier.

14.7 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE WARRANTIES SET FORTH HEREIN, VENDOR DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15.      BAILMENT AGREEMENT

         Any tools, equipment, software, documentation or other materials supplied by GTECH to VENDOR whether separately listed or not, are made available pursuant to the terms and conditions of the GTECH Bailment Agreement attached hereto as Attachment 4 and are provided solely for use by VENDOR in its performance of this Agreement.

16.      TOOLING

16.1 Ownership and Use. Any Tooling purchased by GTECH for the manufacture of the Product, whether kept at GTECH's, VENDOR's, or VENDOR's supplier's premises, shall remain the property of GTECH for GTECH's exclusive use. During the term of this Agreement, VENDOR shall have the right to use, or to have a third party use, the Tooling only for the purpose of performing VENDOR's obligations under this Agreement, and GTECH shall have the right to use, or to have a third party use, the Tooling only if one of more of the events described in Section 3 of the Manufacturing Rights Agreement (Attachment 6) occurs. GTECH shall be responsible for all costs associated with all repairs or replacements of the tooling. Upon the expiration of the term of this Agreement, VENDOR shall have no right to use, or to have a third party use, the Tooling for any purpose except as agreed by the parties in writing, and GTECH shall have the right to use, or to have a third party use, the Tooling for any reason whatsoever.

16.2 Storage; Notice of Ownership. The Tooling, purchased by GTECH as outlined in Attachment 7 and used by VENDOR in the manufacture of this Product, shall be stored and maintained by VENDOR or VENDOR's supplier but may be removed from such locations at any time by GTECH, without notice, and at no additional cost to GTECH. VENDOR shall take such steps to protect GTECH's title to the Tooling as GTECH may reasonably request. At a minimum, VENDOR shall cause a sign to be affixed to such tooling stating "Property of GTECH Corporation" and shall notify each third party using the Tooling in writing that the Tooling is owned by GTECH.

17.      FORCE MAJEURE

         Either party shall be excused from its performance hereunder to the extent that its performance is prevented by fire, flood, acts of God, strikes or other causes beyond its reasonable control; provided that, the party claiming Force Majeure notifies the other in writing within five (5) days of the commencement of the condition preventing its performance and its intent to rely thereon to extend the time for its performance of this Agreement.

18.      CONFIDENTIALITY

18.1 VENDOR. VENDOR acknowledges and agrees that all documents, data, software, trade secrets or information in any form which are provided by GTECH (hereinafter "Confidential Information") is the property of GTECH. VENDOR will receive and maintain all Confidential Information in the strictest confidence and, except as provided herein, shall not use Confidential Information for its own benefit or disclose it or otherwise make it available to third parties without the prior written consent of GTECH. VENDOR agrees to limit the use of Confidential Information to only those of its employees who need Confidential Information for the purpose of this Agreement and to advise all of its employees of GTECH's rights in the Confidential Information. Nothing in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information, trademarks, patents or copyrights of GTECH, except for the limited purposes of VENDOR 's performance hereunder. Confidential Information does not include information which is: (a) in the public domain; (b) already known to the party to whom it is disclosed (hereinafter "Recipient") at the time of such disclosure; (c) subsequently received by Recipient in good faith from a third party having prior right to make such subsequent disclosure; (d) independently developed by Recipient without use of the information disclosed pursuant to this Agreement; (e) approved in writing for unrestricted release or unrestricted disclosure by the party owning or disclosing the information (hereinafter "Discloser"); or (f) produced or disclosed pursuant to applicable laws, regulations or court order, provided the Recipient has given the Discloser written notice of such request such that the Discloser has an opportunity to defend, limit or protect such production or disclosure. At the request of a Discloser, and in any event upon the expiration or other termination of this Agreement, each Recipient shall promptly deliver to Discloser all products, components and equipment provided by Discloser as well as all records or other things in any media containing or embodying Discloser's Confidential Information within its possession or control which were delivered or made available to each Recipient during or in connection with this Agreement, including any copies thereof.

18.2 GTECH. GTECH acknowledges and agrees that all confidential, proprietary information and trade secrets of VENDOR provided to GTECH, including, without limitation the Manufacturing Package, as described in Attachment 6, and the printhead design and manufacture documents, tooling, data, software, the information provided by VENDOR pursuant to Sections 12.5, 12.6, 12.7 and 12.8 of this Agreement, or other information in any form which are provided by VENDOR (hereinafter "Confidential Information") is the property of VENDOR except that the tooling paid for by GTECH remains the property of GTECH. GTECH will receive and maintain all Confidential Information in the strictest confidence and, except as provided herein, shall not use Confidential Information for its own benefit or disclose it or otherwise make it available to third parties without the prior written consent of VENDOR. GTECH agrees to limit the use of Confidential Information to only those of its employees who need Confidential Information for the purpose of this Agreement and to advise all of its employees of VENDOR's rights in the Confidential Information. Nothing in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information, trademarks, patents or copyrights of VENDOR, except for the limited purposes of GTECH 's performance hereunder. Confidential Information does not include information which is: (a) in the public domain; (b) already known to the party to whom it is disclosed (hereinafter "Recipient") at the time of such disclosure; (c) subsequently received by Recipient in good faith from a third party having prior right to make such subsequent disclosure; (d) independently developed by Recipient without use of the information disclosed pursuant to this Agreement; (e) approved in writing for unrestricted release or unrestricted disclosure by the party owning or disclosing the information (hereinafter "Discloser"); or (f) produced or disclosed pursuant to applicable laws, regulations or court order, provided the Recipient has given the Discloser written notice of such request such that the Discloser has an opportunity to defend, limit or protect such production or disclosure. At the request of a Discloser, and in any event upon the expiration or other termination of this Agreement, each Recipient shall promptly deliver to Discloser all products, components and equipment provided by Discloser as well as all records or other things in any media containing or embodying Discloser's Confidential Information within its possession or control which were delivered or made available to each Recipient during or in connection with this Agreement, including any copies thereof.

18.3 Magnetec Printer and Modified Printer Designs. VENDOR owns the designs of the Magnetec Printer and the Modified Printer (except for any components of the Products supplied by GTECH, such as docking slides, circuit boards, software and Axiohm printhead), and GTECH shall not use the designs of the Magnetec Printer and the Modified Printer during the term of this Agreement for its own benefit except as contemplated in this Agreement. GTECH may not disclose or otherwise make available to third parties the designs without the prior written consent of VENDOR, provided, however, that VENDOR agrees that GTECH may sell, transfer or display Magnetec Printers or Modified Printers to third parties in the ordinary course of GTECH's business. Vendor further agrees that GTECH may have third parties repair Magnetec Printers or Modified Printers, or parts thereof, provided GTECH make a good faith effort to execute confidentiality agreements with such third parties. [For purposes of this Section, GTECH makes a good faith effort if it notifies the GTECH General Counsel and the Vice Presidents in charge of Facilities Management and Product Sales Contracts of the existence of this requirement.] At the conclusion of the term of this Agreement, GTECH and VENDOR shall each have the right to use any aspect of the design of the Magnetec Printer or the Modified Printer (except that GTECH may not use VENDOR's printhead and VENDOR may not use any docking slide, circuit boards, software, docking cable or the Axiohm printhead proprietary to GTECH), unless VENDOR exercises its right of first refusal contained in Section 22.5.

18.4 Reverse Engineering. GTECH agrees that, during the term of this Agreement, it will not attempt to reverse engineer the Magnetec Printer or the Modified Printer, whether undertaken directly by GTECH or by any third party acting on GTECH's behalf.

18.5 Equitable Remedies. The parties agree that a breach of the restrictions and obligations in Section 18 by one party will cause the other party substantial and continuing damage, the value of which will be difficult or impossible to ascertain, and other irreparable harm for which the payment of monetary damages alone will be inadequate. Therefore, in addition to any other remedy which the potentially aggrieved party may have under this Agreement or at law or in equity, in the event of such a breach or threatened breach by a party of the restrictions and obligations in Section 18, the potentially aggrieved party shall be entitled to seek both temporary and permanent injunctive relief to cease/halt such breach or threatened breach, and to prevent further breaches of the restrictions and obligations in question.


19.      PUBLIC ANNOUNCEMENTS

         VENDOR and GTECH agree that the existence and terms of this Agreement are Confidential Information. VENDOR and GTECH further agree not to make any public announcements regarding this Agreement, it being understood that if either is advised by counsel that it is required by law or the rules of any stock exchange to make such announcement, it will immediately contact and consult with the other regarding the form and substance of such announcement prior thereto. Upon the execution of this Agreement, the parties shall forthwith issue a joint press release satisfactory to both parties and consistent with the regulations of the Securities and Exchange Commission concerning this Agreement and the Memorandum of Understanding.

20.      NOTICES

         All notices required or contemplated by this Agreement shall be deemed effective if written and delivered in person or if sent by registered mail, return receipt requested, to GTECH at the address shown above to the attention of GTECH's Representative or to VENDOR at the address shown above to the attention of VENDOR's Representative; or such other persons or addresses as may hereafter be designated by the respective parties. Notices to GTECH under Section 19 hereof shall not be effective unless a copy is delivered personally or sent by registered mail, return receipt requested to the Office of the General Counsel of GTECH at the address shown above.

21.      ASSIGNMENT

         This Agreement and the disclosure of Confidential Information hereunder is made in reliance upon VENDOR 's reputation, skill and expertise. VENDOR agrees not to assign this Agreement or any right or obligation hereunder without the prior written consent of GTECH in each instance. Any attempted assignment shall be void. This covenant not to assign without consent shall include attempts to assign to parents or subsidiaries of VENDOR or any transfer of a majority interest in VENDOR or substantially all of VENDOR's assets. The consent by GTECH to any assignment shall not constitute a waiver of the need for consents for any further assignments. GTECH may not unreasonably withhold consent to an assignment, and shall restrict its basis for withholding consent to the proposed assignee's status as a competitor to GTECH, an entity of inferior financial status to VENDOR or an entity whose business practices are such that the likelihood of breach is increased.

22.      TERM AND TERMINATION

22.1 Term. This Agreement commenced on July 14, 1999 and will continue from that date until December 31, 2004 unless terminated earlier as provided in this Agreement.

22.2 Termination; By GTECH. GTECH may terminate this Agreement at any time if (a) VENDOR fails or neglects to perform any of its obligations hereunder and such condition has not been cured within * of written notice thereof by GTECH (to the extent such default cannot be cured within * it shall not be default if VENDOR has commenced a cure within
         * and has actually cured such default within *); (b) VENDOR, or VENDOR's parent or a wholly owned subsidiary of VENDOR, is the subject of trade sanctions by the United States government, or any other government, or quasi-governmental agency which materially affects GTECH's ability to sell, lease, or maintain the Product; (c) VENDOR attempts to assign this Agreement or any obligation hereunder without GTECH's consent; (d) any assignment is made of VENDOR's business for the benefit of creditors, or if a petition in bankruptcy is filed by or against VENDOR and is not dismissed within ninety (90) days, or if a receiver or similar officer is appointed to take charge of all or part of VENDOR's property, or if VENDOR is adjudicated a bankrupt.

22.3 Termination; By VENDOR. VENDOR may terminate this Agreement if: (a) GTECH fails to perform any of its obligations hereunder and such condition has not been cured within thirty (30) days of written notice thereof by VENDOR; provided that, VENDOR may not terminate this Agreement for reason of non-payment by GTECH of any disputed amounts, or (b) if any assignment is made of GTECH's business for the benefit of creditors; or, (c) if a petition in bankruptcy is filed by or against GTECH and is not dismissed within ninety (90) days, or if a receiver or similar officer is appointed to take charge of all or part of GTECH's property, or if GTECH is adjudicated a bankrupt.

22.4 Obligations of Termination. Upon expiration or termination of this Agreement for any reason, VENDOR shall promptly deliver to GTECH all tools, equipment, software documentation and other materials furnished to VENDOR by GTECH hereunder. VENDOR's obligations under Sections 2, 9, 10, 11, 13, 14, 15, 17, 18, 19, 21 and 24 hereof shall survive expiration or Termination of this Agreement or its extensions regardless of the manner of Termination. GTECH's obligation under
         Section 10, 14, 18 and 19 hereof shall survive expiration or Termination of this Agreement or its extensions regardless of the manner of Termination.

22.5 Right of First Refusal. Should GTECH desire to purchase, manufacture, or alternate source 27-wire impact printers for the ISYS Terminal after the term of this Agreement, then it shall notify VENDOR in writing of this fact and the exact details of the commercially reasonable specifications, terms and prices no earlier than one year prior to the conclusion of the term of this Agreement. Upon such notification, VENDOR shall have sixty (60) days within which to exercise its right of first refusal to accept such specifications, terms and prices for such printer for periods after the conclusion of this Agreement. GTECH may not commit to purchase, manufacture, or alternate source the 27-wire impact printers until Magnetec refuses to accept such specifications, terms, and prices, or fails to respond in such sixty (60) day period.

23.      CONFLICTING PROVISIONS

         In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any Purchase Order, the terms and conditions of this Agreement shall control the


* Confidential treatment requested.

         terms and conditions on any Purchase Order, unless the parties otherwise agree in writing prior to the placement of the Purchase Order. The terms and conditions of this Agreement shall prevail over any inconsistent terms and conditions contained in paragraph 2 the Memorandum of Understanding.

         Notwithstanding any assignment, VENDOR shall remain responsible for the full performance of all of the terms and conditions of this Agreement.

24.      MANUFACTURING RIGHTS

         Manufacturing Rights will be governed by Attachment 6.

25.      MISCELLANEOUS

         This Agreement and Attachments and Purchase Orders issued and Accepted hereunder set forth the entire understanding of the parties with respect to the Products and merges all prior written and oral communications relating thereto, except the written Mutual Release between GTECH and VENDOR of even date and the Memorandum of Understanding. This Agreement can be modified or amended only in a writing signed by a duly authorized representative of each party. Section headings are provided for the convenience of reference only and shall not be construed otherwise.

         No failure to exercise, or delay in exercising, on the part of either party, any right, power or privilege hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude the further exercise of the same right or the exercise of any other right hereunder.

         If any party to this Agreement breaches any term of this Agreement, then that party shall pay to the non-defaulting party all the non-defaulting party's costs and expenses, including reasonable attorneys' fees, incurred by that party to enforce the terms of this Agreement.

         This Agreement is made pursuant to and shall be governed by the laws of the State of Rhode Island, without regard to its rules regarding conflict of laws. The parties agree that the courts of the State of Rhode Island shall have exclusive jurisdiction over all matters arising from this Agreement.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS
     AGREEMENT ON THE DATES MENTIONED BELOW.


VENDOR:

TRANSACT TECHNOLOGIES INCORPORATED         GTECH CORPORATION

BY       /s/ Bart C. Shuldman              BY   /s/ William L. Middlebrook
         --------------------

Title    President and CEO                 Title  VP of International Operations
         --------------------


Date     July 14, 1999                     Date  July 14, 1999
         --------------------


MAGNETEC CORPORATION

BY       /s/ Bart C. Shuldman
         --------------------

Title    President and CEO
         --------------------

Date     July 14, 1999
         --------------------

                                  Attachment 1

                              Product Specification


                  1.       Product Specifications and Services Description.

                  2.       Product Unique Packaging Specifications, if any.

                  3.       Certification, approvals.

                                  Attachment 2

                                     Pricing

                              TERMS AND CONDITIONS

         1. On or before September 1, 1999, GTECH will place a firm, non-cancelable Initial Order for a minimum of * Magnetec Printers. Unit pricing for the non-RAP version of the Magnetec Printer is as follows: * per printer for an order of * printers; * per printer for an order of * printers; or * per printer for an order of * or more printers. VENDOR shall fill the Initial Order with Magnetec Printers.

         2. VENDOR shall deliver the Initial Order on a level loaded weekly basis for fifty (50) weeks between January 1, 2000 and December 31, 2000 as stated in Attachment 3, and shall deliver all subsequent orders on a similar basis for the appropriate period of the order.

         3. Assembly and/or test GTECH circuit boards, ribbon, docking slide, docking cable assembly and Axiohm printhead are not included in price.

         4. Packaging will adhere to GTECH specifications 96-0321-01 and 96-0322-01, and is included in the price of product and spare parts.

         5. Prices for spare parts and assembly fixtures will be determined by Attachment 2A1, 2A2, and 2A3 through January, 2001. Prices for spare parts after January 2001 will be re-negotiated on or before November 2000. The good faith re-negotiation of spare part prices will be based upon VENDOR's volume of purchased material and assemblies as required to support the requirements specified in Attachment 3, and those beyond the requirements specified in Attachment
                  3. If negotiations are not completed by November 2000, the prices will remain in effect.

         6. After 2000, GTECH shall place its annual orders, if any, by October 1st for printers to be delivered on a level-loaded basis during the following year.

         7. In the event that GTECH desires to place an order for Magnetec Printers for delivery after December 31, 2000, the parties will seek ways to reduce the costs of producing the Magnetec Printer , and the spare parts for that printer, and share equally the benefits generated by such efforts. To this end, VENDOR will provide a costed Bill Of Material for the Magnetec Printer to GTECH on or before January 1, 2000. The price for the Magnetec Printer will be calculated as set forth in Paragraph 1 of this Attachment, as adjusted in accordance with Paragraph 8(II) of this Attachment, and reduced only where a cost reduction related to a committed volume has been approved by GTECH and VENDOR as to both dollar amount and feasibility of design and only for the subsequent year's production. In that event, the price of each Magnetec Printer shall be reduced by one half of any such approved cost reduction.

* Confidential treatment requested.

         8. VENDOR's pricing for the Modified Printer will be based on the prices/volumes for the Initial Order set forth in Paragraph 1 of this Attachment and will be adjusted on an annual basis as follows:

                  I. Prices will be adjusted as a result of any manufacturing, labor and/or component cost variances between the Magnetec Printer and the Modified Printer.

                  II. In connection with orders scheduled for delivery after January 1, 2001, the base pricing in effect for the previous year will be adjusted to reflect any change in the Consumer Price index for Urban Consumers/U.S. City Average ("CPI") during that year.

                  III. Prices also will be adjusted to reflect any cost saving achieved in accordance with Paragraph 9 of this Attachment.

         9. The parties will seek ways to reduce the costs of producing the Modified Printer and the spare parts for that printer and share equally the benefits generated by such efforts. To this end, VENDOR will provide a costed Bill Of Material for the Modified Printer to GTECH within ten (10) days of final approval of the Modified Printer design by both GTECH and VENDOR after a full life test. The pricing for the Modified Printer will be reduced only where a cost reduction related to a committed volume has been approved by GTECH and VENDOR as to both dollar amount and feasibility of design and only for the subsequent year's production. The pricing shall be reduced by one half of any such approved cost reduction.

         10. In the event GTECH and VENDOR approve the use of the Axiohm printhead in the Modified Printer, VENDOR will reduce the price of the Modified Printer by $52 to cover the elimination of the Magnetec printhead, adjusted in accordance with Paragraph 8 of this Attachment, and GTECH will supply the Axiohm printhead to VENDOR at no charge to VENDOR. VENDOR will bill back to GTECH and GTECH shall pay any reasonable costs associated with quality control, warranty, and production issues caused by the Axiohm printhead. At the expiration of this Agreement, VENDOR shall have no right to use the Axiohm printhead.

         11. Unit Pricing for the RAP version of either the Magnetec Printer or the Modified Printer shall be as set forth above, plus * per printer.

* Confidential treatment requested.

                                  Attachment 2A

                       RECOMMENDED SPARES LIST AND PRICING


         2A1      Spare Parts Priority

         2A2      Spare Parts Provision

         2A3      Test Fixture and Tool List

                                 Attachment 2A1

                              Spare Parts Priority

                     PART NUMBER             DESCRIPTION                              GTECH PRICE
                     -----------             -----------                              -----------
                     M021243-04          ASSY, PRINTHEAD                                   *
                     M021260-01          ASSY, RIBBON-MOTOR                                *
                     M034348-07          ASSY, CUTTER                                      *
                     M034351-03          ASSY, P/H-CARRIAGE                                *
                     M034352-01          ASSY, SHAFT & PULLEY                              *
                     M034355-02          ASSY, CARRIAGE-MOTOR                              *
                     M034356-02          ASSY, PAPER, FEED-MOTOR                           *
                     M034357-04          SOLENOID                                          *
                     M034488-02          ASSY, PAPER OUT SENSOR                            *

* Confidential treatment requested.

                                 Attachment 2A2

                              Spare Parts Provision


                          PART NUMBER                     DESCRIPTION                 GTECH PRICE
                     069477-06C5            WASHER, #6 FLAT                       $                *
                     069477-08C5            #8 WASHER                             $                *
                     M034434-04             ASSY, SHAFT & ROLLER                  $                *
                     M034472-01             CABLE, FLEX                           $                *
                     M034477-01             ASSY, COVER & HANDLE                  $                *
                     M034554-03             ASSY, TRANSPORT                       $                *
                     R034575-01             CUTTER ASSY W/O TRANS                 $                *
                     M034510-01             ASSY, RAP                             $                *
                     M063521-10             RETAINING RING                        $                *
                     M063703-01             RING, RETAINER                        $                *
                     M064535-01             BEARING, BALL                         $                *
                     M064571-01             SPRING, COMPRESSION                   $                *
                     M065066-01             PIN, GROVE. 1/8 DIA                   $                *
                     M065197-08             #8 SQUARE NUT                         $                *
                     M065242-01             SCREW, #6-32                          $                *
                     M065244-01             SEM                                   $                *
                     M065244-02             #6 SEMS                               $                *
                     M065244-04             SCREW, 6-32 SEMS                      $                *
                     M065553-02             MICROSWITCH                           $                *
                     M065812-01             NUT, NYLON (4-40)                     $                *
                     M066009-01             SPACER, SOLENOID                      $                *
                     M066154-01             #4 SEMS                               $                *
                     M066828-06             SHAFT, LOWER                          $                *
                     M066838-01             ROLLER, IDLER                         $                *
                     M066853-03             PLATEN BAR                            $                *
                     M067099-03             BELT, TIMING                          $                *
                     M067105-02             SPRING, CART.PLUNGER                  $                *
                     M067242-02             SPRING, LEVER RELEASE                 $                *
                     M067243-02             CABLE, DRIVE                          $                *
                     M067309-02             SIDE, PLATE                           $                *
                     M067315-01             CATCH, RIGHT                          $                *
                     M067315-02             CATCH, LEFT                           $                *
                     M067318-02             CLIP, SPRING                          $                *
                     M067321-01             ECCENTRIC, ADJ                        $                *
                     M067322-01             SHAFT, CARRIAGE LATCH                 $                *
                     M067323-01             PLUNGER, RIBBON SWITCH                $                *
                     M067325-02             BRACKET, SOL.MOUNTING                 $                *
                     M067334-01             SPRING                                $                *
                     M067337-01             SCREW, #4                             $                *
                     M067364-01             GROUND STRAP                          $                *


* Confidential treatment requested

                                 Attachment 2A2

                       PART NUMBER                DESCRIPTION                         GTECH PRICE
                       -----------                -----------                         -----------
                     M067365-03              GROUND STRAP BASE                    $                *
                     M067366-01              COVER, ACCESS                        $                *
                     M067486-02              CLIP, SPRING                         $                *
                     M067497-05              #8-32 SEMS                           $                *
                     M067497-08              #8-32 SEMS                           $                *
                     M067497-14              #8 SEMS                              $                *
                     M067523-01              COVER, CABLE                         $                *
                     M067524-01              COVER, RIGHT PIVOT                   $                *
                     M067525-01              COVER, LEFT PIVOT                    $                *
                     M067526-03              COVER, BELT                          $                *
                     M067532-01              PULLEY, 22 GROVE                     $                *
                     M067564-01              WASHER, B'VILLE SPRING               $                *
                     M067564-02              WASHER, B'VILLE SPRING               $                *
                     M067566-03              GROUND SYSTEM                        $                *
                     M067662-01              SHIELD                               $                *
                     M067665-01              STRAP                                $                *


* Confidential treatment requested

                                 Attachment 2A3

                              Assembly Fixture List


                     PART NUMBER            DESCRIPTION                         PRICE
                     TNM 1091                Set Gauge                             $*
                     TNM 1090                Check Gauge                           $*
                     TNM 1077                Carriage Alignment Fixture            $*
                     TNM 1078                Cable & Belt Fixture                  $*

                     TNM 1112                Paper Feed Roller Removal Tool        $*
                     TNM 1113                Paper Feed Roller Insertion Tool      $*
                     TNM 1094                Cutter Adjustment Gauge               $*
                     TNM 1095                Cutter Check Gauge                    $*


* Confidential treatment requested

                                  Attachment 3

                                    DELIVERY


         The printers will be a mix of RAP and non-RAP versions with firm fixed deliveries (except for acceleration) for the Initial Order as follows:

                   Order                 Quantity per Week                           Duration
                   -----                 -----------------                           --------
                     *                     at least */wk               Fifty (50) weeks during calendar 2000
                     *                     at least */wk               Fifty (50) weeks during calendar 2000
                     *                     at least */wk               Fifty (50) weeks during calendar 2000



         All orders after the Initial Order shall be filled in a similar level-loaded manner.

                            ACCELERATION OF SCHEDULE

         Based on a sixty (60) calendar day lead time, GTECH may accelerate or decelerate delivery schedules so long as GTECH accepts delivery of the minimum quantities set forth above, subject to VENDOR's Agreement.

                             PRODUCT MIX RAP/NON RAP

         Based on a thirty (30) calendar day lead time, GTECH may alter the mix of RAP and Non-RAP printers on orders.

* Confidential treatment requested.

                                  Attachment 4

                               Bailment Agreement



Bailee Name and Address:                        Date

Transact Technologies & Magnetec Corporation    Term of Use: Term of OEM Purchase Agreement

7 Laser Lane                                    Purpose of Bailment: Enable Bailee, as VENDOR

Wallingford, CT  06492                          under OEM Agreement, to manufacture Products

Property Location (if different)                per specifications of GTECH.

       The following terms shall govern the bailment of the property listed below ("Property") by GTECH CORPORATION, ("GTECH") to the BAILEE identified above.

       1.  Title.                Title to the Property is and shall remain with
                                 GTECH at all times and Bailee shall not sell, lease or assign the Property or do anything inconsistent with GTECH 's title. BAILEE shall segregate the Property from all other property not owned by GTECH which is located on BAILEE's premises and shall take such additional steps as GTECH may reasonably request to protect
                                 GTECH's title to the Property, including the execution of appropriate filing statements.

       2. Use; Location.         The Property may be used by BAILEE only for the
                                 purpose described above. Unless otherwise agreed in writing, the Property shall remain at the Property Location specified above at all times. GTECH shall have the right to enter the Property Location during normal business hours to inspect the Property.

       3. Term.                  The Term of Use of the Property will be
                                 as specified above unless extended by mutual agreement of the parties. BAILEE shall return the Property to GTECH upon expiration of the term of Use or earlier request of GTECH in the same condition as delivered, reasonable wear and tear excepted.

       4.  Transportation.       Unless specifically listed below, BAILEE shall
                                 be responsible for all costs of freight to and from the site and for all drayage, set up, installation and deinstallation costs.

       5.  Software.             If the Property includes software, such
                                 software, including any subsequent updates, is provided for use only on the designated CPU.
                                 BAILEE may make up to two (2) machine readable copies for backup purposes provided that GTECH's copyright or proprietary notice is reproduced on each copy. All copies remain the property of GTECH. BAILEE agrees to maintain all software and related documentation in strict confidence and will not disclose or otherwise make the software and documentation available to any third party without the prior written consent of GTECH. No rights or license to any patents, trademarks or copyrights of GTECH are granted to BAILEE hereby.

       6.  Loss, Insurance.      BAILEE shall bear all risks of loss. BAILEE
                                 hereby agrees to compensate GTECH at the stated value for Property which is lost, damaged or destroyed. BAILEE shall insure the Property for such stated value and upon request, shall give
                                 GTECH a certificate of insurance.

       7.  No Warranty.          The Property is provided to BAILEE without
                                 warranty of any kind, express, implied or statutory. In no event will GTECH be liable for any loss or damages whatsoever arising out of the use of or inability to use the Property.
                                 BAILEE is responsible for the backup and security of any data used with the Property.

       8.  Maintenance;
           Supplies.             Unless specifically listed below, maintenance
                                 services for the Property and expendable supply items used in conjunction with the Property must be separately acquired by BAILEE.

       9. General.               Property shall be governed by this Bailment
                                 Agreement from the time at which BAILEE takes possession until the return of the Property to GTECH. This Agreement may be amended only in writing and shall be governed by Rhode Island law.


                              PROPERTY DESCRIPTION


( ) Property Description attached                             pages.


BAILEE                                                       GTECH CORPORATION

By                                                            By

Title                                                         Title

Date                                                          Date

                                  Attachment 5

                            Non-Warranty Repair Costs

       At the end of the warranty period, all out of warranty repair charges will be charged at the rate of * per hour in increments of one-quarter (1/4) hour. Parts used in these repairs will be charged separately using the spare parts pricing in Attachment 2A1 and 2A2. Parts replaced will be returned with the repaired printer.

* Confidential treatment requested.

                                  Attachment 6

                              Manufacturing Rights

1.  Manufacturing Documentation Package

         (a) Magnetec Printer. * VENDOR agrees to deliver to GTECH, or at VENDOR's option, or to a mutually agreed upon escrow agent, all of the documentation and other information used by VENDOR to manufacture, test, maintain and support the Magnetec Printer (herein, the "Magnetec Printer Manufacturing Package")(both the Magnetec Printer Manufacturing Package and the Modified Printer Manufacturing Package, as defined in section 1(b) below, are collectively referred to as the "Manufacturing Package") including, without limitation, the full and complete schematic diagrams, assembly drawings, tooling specifications and design, structured Bills of Materials, printed circuit board artwork, parts and vendor lists, test specifications, test fixtures, assembly aids and the information provided by the VENDOR pursuant to Sections 12.5, 12.6, 12.7, and 12.8 of this Agreement and software in both machine readable source and object forms. As a part of this package, VENDOR also agrees to provide access to and joint control of VENDOR tooling, agency approval files (FCC, UL, CE, CSA, VDE, etc.), a complete description of any special tools, fixtures and test equipment that are required but are not readily available in the marketplace. Neither GTECH nor escrow agent will have any right to use the Manufacturing Package except as set forth in section 3 below or as otherwise authorized by VENDOR.

         (b) Modified Printer. * VENDOR agrees to deliver to GTECH, or at VENDOR's option, to a mutually agreed upon escrow agent, all of the documentation and other information used by VENDOR to manufacture, test, maintain and support the Modified Printer (herein, the "Modified Printer Manufacturing Package") including, without limitation, the full and complete schematic diagrams, assembly drawings, tooling specifications and design, structured Bills of Materials, printed circuit board artwork, parts and vendor lists, test specifications, test fixtures, assembly aids and the information provided by VENDOR pursuant to Sections 12.5, 12.6, 12.7, and 12.8 of this Agreement and software in both machine readable source and object forms. As a part of this package, VENDOR also agrees to provide access to and joint control of VENDOR tooling, agency approval files (FCC, UL, CE, CSA, VDE, etc.), a complete description of any special tools, fixtures and test equipment that are required but are not readily available in the marketplace. Neither GTECH nor escrow agent will have any right to use the Manufacturing Package except as set forth in section 3 below or as otherwise authorized by VENDOR.

2. Updates; Verification; Expenses. VENDOR agrees to update the "Manufacturing Package" as necessary from time to time to keep the package current with the latest version of the Products delivered to GTECH under this Agreement. If the "Manufacturing Package" is delivered to any person other than GTECH, GTECH shall have the right to inspect the package from time to time to verify the contents of the "Manufacturing Package" and VENDOR's compliance with this section. All costs and expenses of any kind associated with the preparation and maintenance of the "Manufacturing Package" as well as any fees of any person other than GTECH holding the "Manufacturing Package" will be paid by VENDOR.


* Confidential treatment requested.

3. Right to Manufacture. If any one or more of the following events occurs, GTECH shall have the right, including the rights under any of the VENDOR's applicable patents and copyrights, to use the Manufacturing Package to manufacture or have manufactured the Products:

         a.) VENDOR ceases doing business as an entity or is finally adjudicated a bankrupt under Chapter 7 of the Bankruptcy Act or any similar or successor provision for the liquidation or dissolution of VENDOR.

         b.) VENDOR admits in writing its inability to provide Products to GTECH strictly in accordance with the terms of this Agreement.

         c.) VENDOR assigns this Agreement in violation of section 25 of this Agreement to any person or organization that competes with GTECH in any market or whose interests are otherwise inimical to GTECH's.

         d.) A petition in bankruptcy is filed by or against VENDOR and is not dismissed within ninety (90) days thereafter or if a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or a substantial part of VENDOR's property.

Except as provided in this section or as otherwise authorized by VENDOR, neither GTECH nor any second source manufacturer shall have any right to use the Manufacturing Package for any purpose and shall hold such information confidential and shall not disclose such information to any party.

ATTACHMENT 7

                            GTECH OWNED TOOLING LIST


Tool Description    Tool Number   Vendor     Vendor's Address  Vendor's Telephone #
----------------    -----------   ------     ----------------  --------------------
